                                                                     EXHIBIT 5.3

                          TRADEMARK SECURITY AGREEMENT

      THIS TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 2004, executed by EMS TECHNOLOGIES, INC., a Georgia corporation (the "Grantor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Capitalized terms used in this Agreement shall have the meanings set forth in the Security Agreement (as defined below) unless specifically defined herein.

                                   WITNESSETH:

      WHEREAS, EMS Technologies, Inc., (the "Borrower"), the Lenders from time to time party thereto (the "US Lenders") and SunTrust Bank, as Administrative Agent (the "US Agent") are all party to the U.S. Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "US Credit Agreement"), dated as of the date hereof pursuant to which, the US Lenders have agreed to establish a revolving credit facility on behalf of the Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Borrower;

      WHEREAS, EMS Technologies Canada, Ltd. (the "Canadian Borrower"), the Lenders from time to time party thereto (the "Canadian Lenders") and Bank of America, National Association (Canada Branch), as Canadian Administrative Agent, Canadian Funding Agent and Canadian Collateral Agent (the "Canadian Agent") are all party to the Canadian Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "Canadian Credit Agreement") dated as of the date hereof pursuant to which, the Canadian Lenders have agreed to establish a revolving credit facility on behalf of the Canadian Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Canadian Borrower;

      WHEREAS, the Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more US Lenders or any Affiliate thereof (each such US Lender or Affiliate, even if the respective US Lender subsequently ceases to be a US Lender under the US Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "US Swap Provider");

      WHEREAS, the Canadian Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more Canadian Lenders or any Affiliate thereof (each such Canadian Lender or Affiliate, even if the respective Canadian Lender subsequently ceases to be a Canadian Lender under the Canadian Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "Canadian Swap Provider" and together with the US Swap Provider, the "Swap Providers");

      WHEREAS, the Grantor, the Borrower, and certain other affiliates of the Borrower have entered into a Security Agreement (the "Security Agreement") pursuant to which the Grantor has granted to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, among other things, the Intellectual Property of the Grantor, including, without limitation,
(a) all of the Grantor's Trademarks (as herein defined), whether presently existing or hereafter acquired or arising, or in which Grantor now has or hereafter acquires rights and wherever located; (b) all of the Grantor's Trademark Licenses (as herein defined), whether presently existing or hereafter acquired or in which the Grantor now has or hereafter acquires rights and wherever located; and (c) all products and proceeds of any of the foregoing, as security for all of the Secured Obligations; and

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement) and the US Lenders (collectively the "US Creditors") under the US Credit Agreement, to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors" and, together with the US Creditors and the Swap Providers, the "Secured Creditors") under the Canadian Credit Agreement and to the Swap Providers entering into the Hedging Transactions that the Grantor grant to the Collateral Agent, for its benefit and the benefit of Secured Creditors, a security interest in the Property (as defined herein).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. For purposes of this Agreement and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings herein specified (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

            "Trademark License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Trademark, including, without limitation, the agreements listed on Schedule I attached hereto.

            "Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof (except in any jurisdiction in which the grant of a security interest in trademarks is prohibited and except for any intent to use applications unless or until a statement of use or amendment to assert use has been filed with the United States Patent and Trademark Office), including, without limitation, those U.S. registrations and applications for registration listed on Schedule I attached hereto, together with all the rights, benefits and privileges derived therefrom and the goodwill of the business symbolized thereby, (ii) all renewals thereof and (iii) all proceeds of the foregoing.

      2. As security for all of the Secured Obligations, the Grantor hereby pledges, hypothecates, sets over and conveys a security interest to Collateral Agent, for the benefit of the Secured Creditors, and does hereby grant to Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, all of its right, title and interest in, to and under the following (collectively, the "Property"):

                  (a) each Trademark now or hereafter owned by the Grantor or in which the Grantor now has or hereafter acquires rights (other than Trademark Licenses) and wherever located (except any jurisdiction in which the grant of a security interest in trademarks is prohibited) and the goodwill of the business of the Grantor relating thereto or represented thereby, including, without limitation, each U.S. registration and application for registration of a Trademark referred to in Schedule I hereto; and

                  (b) each Trademark License now or hereafter held by the Grantor or in which the Grantor now has or hereafter acquires rights, to the extent each of the Trademark Licenses does not prohibit the granting of a security interest in the rights thereunder, and wherever located, including, without limitation, the Trademark Licenses, if any, referred to in Schedule I hereto; and

                  (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Trademark or breach of Trademark Licenses, if any, including, without limitation, any Trademark or Trademark License referred to in Schedule I hereto.

Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the grant set forth above shall not be effective as a transfer of title to the Property unless and until the Collateral Agent exercises the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, and until such time, the Grantor shall own, and may use and enjoy the Property in connection with its business operations, and exercise all incidents of ownership, including, without limitation, enforcement of its rights and remedies with respect to the Property, but with respect to all Property being used in the Grantor's business, including (without limitation) licensing or cross licensing of the Property to others in connection with settlement of claims or counterclaims for infringement of intellectual property rights, but only in a manner consistent with the preservation of the current substance, validity and registration, and the security interest granted in, such Property, provided, however, that the foregoing shall not impose an obligation on the Grantor to continue to use any of the Property in the Grantor's business to the extent that such Property is not necessary in the normal conduct of its business. The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the Property, except that the Grantor may sublicense the Property in the ordinary course of the Grantor's businesses but only in a manner consistent with the preservation of the current substance, validity and registration, and the security interest granted in, such Property. Upon the exercise by the Collateral Agent of the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, Grantor's ownership of the Collateral, in which a continuing security interest under this paragraph has been granted to Collateral Agent, for the benefit of the Secured Creditors, shall be terminated.

      3. The Grantor does hereby further acknowledge and affirm that the representations, warranties and covenants of the Grantor with respect to the Property and the rights and remedies of the Collateral Agent with respect to the security interest in and collateral assignment of the Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

      4. This Agreement shall terminate upon termination of the Security Agreement. At any time and from time to time prior to such termination, the Collateral Agent may, in accordance with the Security Agreement, terminate its security interest in or reconvey to the Grantor any rights with respect to any or all of the Property. Upon termination of this Agreement and following a request from the Grantor, the Collateral Agent shall, at the expense of the Grantor, execute and deliver to the Grantor all deeds, releases and other instruments as the Grantor may reasonably request (but without recourse or warranty by Collateral Agent or any Secured Creditor) in order to evidence such termination.

      5. If at any time before the termination of this Agreement in accordance with Section 4, the Grantor shall obtain or acquire rights to any new Trademark or Trademark License, the provisions of Section 2 shall automatically apply thereto and the Grantor shall comply with the terms of the Security Agreement with respect to such new Trademark or Trademark License. The Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule I to include any future Trademarks and Trademark Licenses covered by Section 2 or by this Section 5.

      6. The Grantor further agrees that (a) neither the Collateral Agent nor any Secured Creditor shall have any obligation or responsibility to protect or defend the Property and the Grantor shall at its own expense protect, defend and maintain the same in accordance with the terms and conditions set forth in the the Security Agreement and in accordance with its prudent business judgment, (b) the Grantor shall forthwith advise the Collateral Agent promptly in writing upon detection of infringements of any of the Property being used in the Grantor's business and (c) if the Grantor fails to (i) comply with the requirements of the preceding clause (a) with regard to the maintenance of any registered Property or, (ii) with regard to infringements of or actions against any Property, commence efforts to comply with the requirements of the preceding clause (a) within thirty days after the Grantor gives notice of such infringement or action to the Collateral Agent (or such shorter time determined by the Collateral Agent if waiting thirty days would diminish the Collateral Agent's security interest in or other rights in and to the Property), the Collateral Agent may do so in the Grantor's name or in its own name, but in any case at the Grantor's expense, and the Grantor hereby agrees to reimburse the Collateral Agent and the Secured Creditors for all expenses, including attorneys' fees, incurred by the Collateral Agent and the Secured Creditors in protecting, defending and maintaining the Property.

      7. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN GEORGIA.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                        EMS TECHNOLOGIES, INC.

                                        By: _________________________________
                                        Name: Don T. Scartz
                                        Title: Executive Vice President and
                                               Chief Financial Officer

Signed, sealed and delivered
this ___ day of __________, 2004

____________________________
Notary Public

____________________________
My Commission expires:

____________________________
Witness

____________________________
Witness

                [Signature Page to Trademark Security Agreement]

                                   Schedule I

                         to Trademark Security Agreement

                     PENDING AND REGISTERED U.S. TRADEMARKS

                SERIAL/           FILING/
TRADEMARK  REGISTRATION NO.  REGISTRATION DATE  STATUS
---------  ----------------  -----------------  ------
---------  ----------------  -----------------  ------

                               TRADEMARK LICENSES

                          TRADEMARK SECURITY AGREEMENT

      THIS TRADEMARK SECURITY AGREEMENT (this "Agreement"), dated as of December 10, 2004, executed by LXE, INC., a Georgia corporation (the "Grantor"), in favor of SUNTRUST BANK, a Georgia banking corporation, as Collateral Agent (the "Collateral Agent"), for the benefit of the Secured Creditors (as defined below). Capitalized terms used in this Agreement shall have the meanings set forth in the Security Agreement (as defined below) unless specifically defined herein.

                                   WITNESSETH:

      WHEREAS, EMS Technologies, Inc., (the "Borrower"), the Lenders from time to time party thereto (the "US Lenders") and SunTrust Bank, as Administrative Agent (the "US Agent") are all party to the U.S. Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "US Credit Agreement"), dated as of the date hereof pursuant to which, the US Lenders have agreed to establish a revolving credit facility on behalf of the Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Borrower;

      WHEREAS, EMS Technologies Canada, Ltd. (the "Canadian Borrower"), the Lenders from time to time party thereto (the "Canadian Lenders") and Bank of America, National Association (Canada Branch), as Canadian Administrative Agent, Canadian Funding Agent and Canadian Collateral Agent (the "Canadian Agent") are all party to the Canadian Revolving Credit Agreement (as amended, restated, modified, extended, renewed, replaced, supplemented and/or refinanced from time to time, the "Canadian Credit Agreement") dated as of the date hereof pursuant to which, the Canadian Lenders have agreed to establish a revolving credit facility on behalf of the Canadian Borrower and to provide for the issuance of, and participation in, letters of credit for the account of the Canadian Borrower;

      WHEREAS, the Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more US Lenders or any Affiliate thereof (each such US Lender or Affiliate, even if the respective US Lender subsequently ceases to be a US Lender under the US Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "US Swap Provider");

      WHEREAS, the Canadian Borrower and its Subsidiaries may at any time and from time to time enter into one or more Hedging Transactions with one or more Canadian Lenders or any Affiliate thereof (each such Canadian Lender or Affiliate, even if the respective Canadian Lender subsequently ceases to be a Canadian Lender under the Canadian Credit Agreement for any reason, in such capacity, together with its respective successors and assigns, a "Canadian Swap Provider" and together with the US Swap Provider, the "Swap Providers");

      WHEREAS, the Grantor, the Borrower, and certain other affiliates of the Borrower have entered into a Security Agreement (the "Security Agreement") pursuant to which the Grantor has granted to the Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, among other things, the Intellectual Property of the Grantor, including, without limitation,
(a) all of the Grantor's Trademarks (as herein defined), whether presently existing or hereafter acquired or arising, or in which Grantor now has or hereafter acquires rights and wherever located; (b) all of the Grantor's Trademark Licenses (as herein defined), whether presently existing or hereafter acquired or in which the Grantor now has or hereafter acquires rights and wherever located; and (c) all products and proceeds of any of the foregoing, as security for all of the Secured Obligations; and

      WHEREAS, it is a condition precedent to the obligations of the US Agent, the Issuing Bank (as defined in the US Credit Agreement), the Swingline Lender (as defined in the US Credit Agreement) and the US Lenders (collectively the "US Creditors") under the US Credit Agreement, to the obligations of the Canadian Agent, the Issuing Bank (as defined in the Canadian Credit Agreement), the Swingline Lender (as defined in the Canadian Credit Agreement), and the Canadian Lenders (collectively, the "Canadian Creditors" and, together with the US Creditors and the Swap Providers, the "Secured Creditors") under the Canadian Credit Agreement and to the Swap Providers entering into the Hedging Transactions that the Grantor grant to the Collateral Agent, for its benefit and the benefit of Secured Creditors, a security interest in the Property (as defined herein).

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. For purposes of this Agreement and in addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings herein specified (such meaning to be equally applicable to both the singular and plural forms of the terms defined):

            "Trademark License" means any written agreement now or hereafter in existence granting to the Grantor any right to use any Trademark, including, without limitation, the agreements listed on Schedule I attached hereto.

            "Trademarks" means all of the following: (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos, other source or business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof (except in any jurisdiction in which the grant of a security interest in trademarks is prohibited and except for any intent to use applications unless or until a statement of use or amendment to assert use has been filed with the United States Patent and Trademark Office), including, without limitation, those U.S. registrations and applications for registration listed on Schedule I attached hereto, together with all the rights, benefits and privileges derived therefrom and the goodwill of the business symbolized thereby, (ii) all renewals thereof and (iii) all proceeds of the foregoing.

      2. As security for all of the Secured Obligations, the Grantor hereby pledges, hypothecates, sets over and conveys a security interest to Collateral Agent, for the benefit of the Secured Creditors, and does hereby grant to Collateral Agent, for the benefit of the Secured Creditors, a continuing security interest in, all of its right, title and interest in, to and under the following (collectively, the "Property"):

                  (a) each Trademark now or hereafter owned by the Grantor or in which the Grantor now has or hereafter acquires rights (other than Trademark Licenses) and wherever located (except any jurisdiction in which the grant of a security interest in trademarks is prohibited) and the goodwill of the business of the Grantor relating thereto or represented thereby, including, without limitation, each U.S. registration and application for registration of a Trademark referred to in Schedule I hereto; and

                  (b) each Trademark License now or hereafter held by the Grantor or in which the Grantor now has or hereafter acquires rights, to the extent each of the Trademark Licenses does not prohibit the granting of a security interest in the rights thereunder, and wherever located, including, without limitation, the Trademark Licenses, if any, referred to in Schedule I hereto; and

                  (c) all products and proceeds of the foregoing, including, without limitation, any claim by the Grantor against third parties for past, present or future infringement of any Trademark or breach of Trademark Licenses, if any, including, without limitation, any Trademark or Trademark License referred to in Schedule I hereto.

Notwithstanding the foregoing or anything else contained in this Agreement to the contrary, the grant set forth above shall not be effective as a transfer of title to the Property unless and until the Collateral Agent exercises the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, and until such time, the Grantor shall own, and may use and enjoy the Property in connection with its business operations, and exercise all incidents of ownership, including, without limitation, enforcement of its rights and remedies with respect to the Property, but with respect to all Property being used in the Grantor's business, including (without limitation) licensing or cross licensing of the Property to others in connection with settlement of claims or counterclaims for infringement of intellectual property rights, but only in a manner consistent with the preservation of the current substance, validity and registration, and the security interest granted in, such Property, provided, however, that the foregoing shall not impose an obligation on the Grantor to continue to use any of the Property in the Grantor's business to the extent that such Property is not necessary in the normal conduct of its business. The Grantor agrees not to sell or assign its interest in, or grant any sublicense under, the Property, except that the Grantor may sublicense the Property in the ordinary course of the Grantor's businesses but only in a manner consistent with the preservation of the current substance, validity and registration, and the security interest granted in, such Property. Upon the exercise by the Collateral Agent of the rights and remedies accorded to it under the Security Agreement and by law with respect to the realization upon its security interest in the Property, Grantor's ownership of the Collateral, in which a continuing security interest under this paragraph has been granted to Collateral Agent, for the benefit of the Secured Creditors, shall be terminated.

      3. The Grantor does hereby further acknowledge and affirm that the representations, warranties and covenants of the Grantor with respect to the Property and the rights and remedies of the Collateral Agent with respect to the security interest in and collateral assignment of the Property made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein.

      4. This Agreement shall terminate upon termination of the Security Agreement. At any time and from time to time prior to such termination, the Collateral Agent may, in accordance with the Security Agreement, terminate its security interest in or reconvey to the Grantor any rights with respect to any or all of the Property. Upon termination of this Agreement and following a request from the Grantor, the Collateral Agent shall, at the expense of the Grantor, execute and deliver to the Grantor all deeds, releases and other instruments as the Grantor may reasonably request (but without recourse or warranty by Collateral Agent or any Secured Creditor) in order to evidence such termination.

      5. If at any time before the termination of this Agreement in accordance with Section 4, the Grantor shall obtain or acquire rights to any new Trademark or Trademark License, the provisions of Section 2 shall automatically apply thereto and the Grantor shall comply with the terms of the Security Agreement with respect to such new Trademark or Trademark License. The Grantor authorizes the Collateral Agent to modify this Agreement by amending Schedule I to include any future Trademarks and Trademark Licenses covered by Section 2 or by this Section 5.

      6. The Grantor further agrees that (a) neither the Collateral Agent nor any Secured Creditor shall have any obligation or responsibility to protect or defend the Property and the Grantor shall at its own expense protect, defend and maintain the same in accordance with the terms and conditions set forth in the the Security Agreement and in accordance with its prudent business judgment, (b) the Grantor shall forthwith advise the Collateral Agent promptly in writing upon detection of infringements of any of the Property being used in the Grantor's business and (c) if the Grantor fails to (i) comply with the requirements of the preceding clause (a) with regard to the maintenance of any registered Property or, (ii) with regard to infringements of or actions against any Property, commence efforts to comply with the requirements of the preceding clause (a) within thirty days after the Grantor gives notice of such infringement or action to the Collateral Agent (or such shorter time determined by the Collateral Agent if waiting thirty days would diminish the Collateral Agent's security interest in or other rights in and to the Property), the Collateral Agent may do so in the Grantor's name or in its own name, but in any case at the Grantor's expense, and the Grantor hereby agrees to reimburse the Collateral Agent and the Secured Creditors for all expenses, including attorneys' fees, incurred by the Collateral Agent and the Secured Creditors in protecting, defending and maintaining the Property.

      7. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA, EXCEPT TO THE EXTENT THAT PERFECTION (AND THE EFFECT OF PERFECTION AND NONPERFECTION) AND CERTAIN REMEDIES MAY BE GOVERNED BY THE LAWS OF ANY JURISDICTION OTHER THAN GEORGIA.

                         [Signatures on following page]

      IN WITNESS WHEREOF, the Grantor has caused this Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

                                        LXE, INC.

                                        By: ____________________________________
                                        Name: Don T. Scartz
                                        Title: Treasurer and Assistant Secretary

Signed, sealed and delivered
this ___ day of __________, 2004

____________________________
Notary Public

____________________________
My Commission expires:

____________________________
Witness

____________________________
Witness

                [Signature Page to Trademark Security Agreement]

                                   Schedule I

                         to Trademark Security Agreement

                     PENDING AND REGISTERED U.S. TRADEMARKS

                SERIAL/           FILING/
TRADEMARK  REGISTRATION NO.  REGISTRATION DATE  STATUS
---------  ----------------  -----------------  ------
---------  ----------------  -----------------  ------

                               TRADEMARK LICENSES